Exhibit 99.1

VLOV, Inc. to Present at Rodman & Renshaw Annual Global Investment Conference in New York

XIAMEN, China, September 14, 2010-- VLOV, Inc. (OTC Bulletin Board: VLOV.OB) ("VLOV" or the "Company"), China-based designer of VLOV brand men's apparel, today announced the Company will present at the Rodman & Renshaw 12th Annual Global Investment Conference at the Palace Hotel in New York City on Tuesday, September 14, 2010 at 4:30 PM EST.

The conference will include a series of one-on-one meetings with institutional investors.  Investors interested in scheduling a meeting with the Company’s CEO, Mr. Qingqing Wu and the CFO, Mr. Bennet Tchaikovsky, can facilitate a request by contacting the Company at bennet@vlov.net or alternatively contact their Rodman & Renshaw representative directly.

To request a one-on-one meeting or to be added to VLOV’s email list, please contact Richard Hull at rh@amcapventures.com.

To be added to the Company's email distribution for future news releases, please send your request to Lauren Milner at lm@amcapventures.com.

About VLOV, Inc.

VLOV, Inc., a leading lifestyle apparel designer based in China, designs, sources and markets VLOV brand fashion-forward apparel for men ages 20 to 45. VLOV products are sold through 519 points of sale across northern, central and southern China.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects, anticipate, optimistic, intend, will" or similar expressions. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in VLOV's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov . All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

     Bennet Tchaikovsky
     Chief Financial Officer
     VLOV, Inc.
     Tel:   +1-310-622-4515
     Email: bennet@vlov.net

     Howard Gostfrand
     American Capital Ventures, Inc.
     Tel:   +1-305-918-7000
     Email: hg@amcapventures.com